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                                                                     EXHIBIT 2.9

                        EIGHTH AMENDMENT TO REAL ESTATE
                          PURCHASE AND SALE AGREEMENT

     This Eighth Amendment to Real Estate Purchase and Sale Agreement ("Eighth Amendment") is made and entered into as of November 10, 1998 by and between Glendale Centre, LLC, an Indiana limited liability company ("Purchaser") and Indianapolis Mall Associates, an Indiana general partnership, ("Seller") and WITNESSES THAT:

     WHEREAS, Seller and Purchaser have entered into that certain Real Estate Purchase and Sale Agreement dated February 25, 1998, as amended by that certain First Amendment to Real Estate Purchase and Sale Agreement dated June 24, 1998, by a Second Amendment to Real Estate Purchase and Sale Agreement dated as of July 25, 1998, by a Third Amendment to Real Estate Purchase and Sale Agreement dated as of July 31, 1998, by a Fourth Amendment to Real Estate and Sale Agreement dated as of August 7, 1998, by a Fifth Amendment to Real Estate Purchase and Sale Agreement dated as of October 5, 1998, by a Sixth Amendment to Real Estate Purchase and Sale Agreement dated as of October 20, 1998 and by a Seventh Amendment dated as of November 3, 1998 (collectively, the "Original Agreement") pursuant to which Seller agreed to sell and Purchaser agreed to purchase certain property, as defined in the Original Agreement, pursuant and subject to the terms of the Original Agreement; and

     WHEREAS, Purchaser and Seller are each desirous of extending the "Review Period" as defined in Section 5.5 of the Original Agreement;

     NOW, THEREFORE, in consideration of the premises and respective undertakings of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

     1. The Review Period is hereby extended through and including November 17, 1998.

     2. The reference to "November 10, 1998" in Paragraph 2 of the Seventh Amendment is hereby deleted and replaced with "November 17, 1998."

     3. Except as modified herein, all of the terms and provisions of the Original Agreement shall remain in full force and effect and shall not be limited, revised or modified hereby. To the extent that any terms or provisions of the Original Agreement are contrary to or contradict the terms or provisions set forth herein, the terms and provisions set forth herein shall govern. All terms in this Eighth Amendment with initial capitals except as specifically set forth herein shall have the same meaning as that used in the Original Agreement.

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IN WITNESS WHEREOF, Seller and Purchaser have executed this Eighth Amendment to
Real Estate Purchase and Sale Agreement as of the date first written above.


                                 Glendale Centre, LLC,
                                 an Indiana limited liability company


                                 By: /s/ John A. Kite
                                     ------------------------------------------
                                 Printed Name: John A. Kite
                                               --------------------------------
                                 Title: Member
                                        ---------------------------------------

                                 Indianapolis Mall Associates,
                                 an Indiana general partnership

                                 By:  First Capital Income Properties,
                                      LTD - Series IX, a Florida limited
                                      partnership, partner

                                      By: First Capital Financial Corporation,
                                          a Florida Corporation, general partner

                                          By: /s/ Dave Lawrence
                                              ----------------------------------
                                          Printed Name: Dave Lawrence
                                                        ------------------------
                                          Title: VP
                                                 -------------------------------

                                 By:  First Capital Income Properties,
                                      LTD - Series IX, a Florida limited
                                      partnership, partner

                                      By: First Capital Financial Corporation,
                                          a Florida Corporation, general partner

                                          By: /s/ Dave Lawrence
                                              ----------------------------------
                                          Printed Name: Dave Lawrence
                                                        ------------------------
                                          Title: VP
                                                 -------------------------------

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